UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2017

_______________

EOG RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9743 (Commission File Number)	47-0684736 (I.R.S. Employer Identification No.)

1111 Bagby, Sky Lobby 2
Houston, Texas  77002
(Address of principal executive offices) (Zip Code)

713-651-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EOG RESOURCES, INC.

Item 7.01    Regulation FD Disclosure.

I.    Price Risk Management

With the objective of enhancing the certainty of future revenues, from time to time EOG Resources, Inc. (EOG) enters into U.S. New York Mercantile Exchange (NYMEX) related financial price swap, option, swaption, collar and basis swap contracts.  EOG accounts for financial commodity derivative contracts using the mark-to-market accounting method.

For the third quarter of 2017, EOG anticipates a non-cash net loss of $6.6 million on the mark-to-market of its financial commodity derivative contracts. During the third quarter of 2017, the net cash received from settlements of financial commodity derivative contracts was $2.1 million.

For the quarter ended September 30, 2017, NYMEX West Texas Intermediate (WTI) crude oil averaged $48.19 per barrel ($/Bbl), and NYMEX natural gas at Henry Hub averaged $2.97 per million British thermal units (MMBtu). EOG's actual realizations for crude oil and natural gas for the quarter ended September 30, 2017, differ from these NYMEX prices due to delivery location, quality and appropriate revenue adjustments.

II.    Crude Oil Derivative Contracts

Since filing its Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, on August 1, 2017 (Quarterly Report on Form 10-Q), EOG has not entered into additional crude oil derivative contracts.

As noted above, prices received by EOG for its crude oil production generally vary from NYMEX WTI prices due to adjustments for delivery location (basis) and other factors. EOG entered into crude oil basis swap contracts in order to fix the differential between pricing in Midland, Texas, and Cushing, Oklahoma. Presented below is a comprehensive summary of EOG's crude oil basis swap contracts through October 6, 2017. The weighted average price differential expressed in $/Bbl represents the amount of reduction to Cushing, Oklahoma, prices for the notional volumes expressed in barrels per day (Bbld) covered by the basis swap contracts.

Crude Oil Basis Swap Contracts
	Volume (Bbld)	Weighted Average Price Differential ($/Bbl)

2018
January 1, 2018 through December 31, 2018	15,000	$1.063

2019
January 1, 2019 through December 31, 2019	20,000	$1.075

On March 14, 2017, EOG executed the optional early termination provision granting EOG the right to terminate certain crude oil price swaps with notional volumes of 30,000 Bbld at a weighted average price of $50.05 per Bbl for the period March 1, 2017 through June 30, 2017. EOG received cash of $4.6 million for the early termination of these contracts. Presented below is a comprehensive summary of EOG's crude oil price swap contracts through October 6, 2017, with notional volumes expressed in Bbld and prices expressed in $/Bbl.

Crude Oil Price Swap Contracts
	Volume (Bbld)	Weighted Average Price ($/Bbl)

2017
January 1, 2017 through February 28, 2017 (closed)	35,000	$50.04
March 1, 2017 through June 30, 2017 (closed)	30,000	50.05

On March 14, 2017, EOG entered into a crude oil price swap contract for the period March 1, 2017 through June 30, 2017, with notional volumes of 5,000 Bbld at a price of $48.81 per Bbl. This contract offsets the remaining crude oil price swap contract for the same time period with notional volumes of 5,000 Bbld at a price of $50.00 per Bbl. The net cash EOG received for settling these contracts was $0.7 million. The offsetting contracts are excluded from the above table.

III.    Natural Gas Derivative Contracts

Since filing its Quarterly Report on Form 10-Q, EOG has not entered into additional natural gas derivative contracts.

Presented below is a comprehensive summary of EOG's natural gas price swap contracts through October 6, 2017, with notional volumes expressed in MMBtu per day (MMBtud) and prices expressed in dollars per MMBtu ($/MMBtu).

Natural Gas Price Swap Contracts
	Volume (MMBtud)	Weighted Average Price ($/MMBtu)

2017
March 1, 2017 through October 31, 2017 (closed)	30,000	$3.10
November 2017	30,000	3.10

2018
March 1, 2018 through November 30, 2018	35,000	$3.00

EOG has sold call options which establish a ceiling price for the sale of notional volumes of natural gas as specified in the call option contracts. The call options require that EOG pay the difference between the call option strike price and either the average or last business day NYMEX Henry Hub natural gas price for the contract month (Henry Hub Index Price) in the event the Henry Hub Index Price is above the call option strike price.

In addition, EOG has purchased put options which establish a floor price for the sale of notional volumes of natural gas as specified in the put option contracts. The put options grant EOG the right to receive the difference between the put option strike price and the Henry Hub Index Price in the event the Henry Hub Index Price is below the put option strike price. Presented below is a comprehensive summary of EOG's natural gas call and put option contracts through October 6, 2017, with notional volumes expressed in MMBtud and prices expressed in $/MMBtu.

Natural Gas Option Contracts
	Call Options Sold		Put Options Purchased
	Volume (MMBtud)	Weighted Average Price ($/MMBtu)	Volume (MMBtud)	Weighted Average Price ($/MMBtu)
2017
March 1, 2017 through October 31, 2017 (closed)	213,750	$3.44	171,000	$2.92
November 2017	213,750	3.44	171,000	2.92

2018
March 1, 2018 through November 30, 2018	120,000	$3.38	96,000	$2.94

EOG has also entered into natural gas collar contracts, which establish ceiling and floor prices for the sale of notional volumes of natural gas as specified in the collar contracts. The collars require that EOG pay the difference between the ceiling price and the Henry Hub Index Price in the event the Henry Hub Index Price is above the ceiling price. The collars grant EOG the right to receive the difference between the floor price and the Henry Hub Index Price in the event the Henry Hub Index Price is below the floor price. Presented below is a comprehensive summary of EOG's natural gas collar contracts through October 6, 2017, with notional volumes expressed in MMBtud and prices expressed in $/MMBtu.

Natural Gas Collar Contracts
		Weighted Average Price ($/MMBtu)
	Volume (MMBtud)	Ceiling Price	Floor Price
2017
March 1, 2017 through October 31, 2017 (closed)	80,000	$3.69	$3.20
November 2017	80,000	3.69	3.20

IV.    Forward-Looking Statements

Information Regarding Forward-Looking Statements

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, including, among others, statements and projections regarding EOG's future financial position, operations, performance, business strategy, returns, budgets, reserves, levels of production, costs and asset sales, statements regarding future commodity prices and statements regarding the plans and objectives of EOG's management for future operations, are forward-looking statements. EOG typically uses words such as "expect," "anticipate," "estimate," "project," "strategy," "intend," "plan," "target," "goal," "may," "will," "should" and "believe" or the negative of those terms or other variations or comparable terminology to identify its forward-looking statements. In particular, statements, express or implied, concerning EOG's future operating results and returns or EOG's ability to replace or increase reserves, increase production, reduce or otherwise control operating and capital costs, generate income or cash flows or pay dividends are forward-looking statements. Forward-looking statements are not guarantees of performance. Although EOG believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, EOG's forward-looking statements may be affected by known, unknown or currently unforeseen risks, events or circumstances that may be outside EOG's control. Important factors that could cause EOG's actual results to differ materially from the expectations reflected in EOG's forward-looking statements include, among others:

•	the timing, extent and duration of changes in prices for, supplies of, and demand for, crude oil and condensate, natural gas liquids, natural gas and related commodities;

•	the extent to which EOG is successful in its efforts to acquire or discover additional reserves;

•
the extent to which EOG is successful in its efforts to economically develop its acreage in, produce reserves and achieve anticipated production levels from, and maximize reserve recovery from, its existing and future crude oil and natural gas exploration and development projects;

•	the extent to which EOG is successful in its efforts to market its crude oil and condensate, natural gas liquids, natural gas and related commodity production;

•	the availability, proximity and capacity of, and costs associated with, appropriate gathering, processing, compression, transportation and refining facilities;

•
the availability, cost, terms and timing of issuance or execution of, and competition for, mineral licenses and leases and governmental and other permits and rights-of-way, and EOG’s ability to retain mineral licenses and leases;

•
the impact of, and changes in, government policies, laws and regulations, including tax laws and regulations; environmental, health and safety laws and regulations relating to air emissions, disposal of produced water, drilling fluids and other wastes, hydraulic fracturing and access to and use of water; laws and regulations imposing conditions or restrictions on drilling and completion operations and on the transportation of crude oil and natural gas; laws and regulations with respect to derivatives and hedging activities; and laws and regulations with respect to the import and export of crude oil, natural gas and related commodities;

•
EOG's ability to effectively integrate acquired crude oil and natural gas properties into its operations, fully identify existing and potential problems with respect to such properties and accurately estimate reserves, production and costs with respect to such properties;

•	the extent to which EOG's third-party-operated crude oil and natural gas properties are operated successfully and economically;

•	competition in the oil and gas exploration and production industry for the acquisition of licenses, leases and properties, employees and other personnel, facilities, equipment, materials and services;

•	the availability and cost of employees and other personnel, facilities, equipment, materials (such as water) and services;

•	the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may therefore be imprecise;

•
weather, including its impact on crude oil and natural gas demand, and weather-related delays in drilling and in the installation and operation (by EOG or third parties) of production, gathering, processing, refining, compression and transportation facilities;

•
the ability of EOG's customers and other contractual counterparties to satisfy their obligations to EOG and, related thereto, to access the credit and capital markets to obtain financing needed to satisfy their obligations to EOG;

•
EOG's ability to access the commercial paper market and other credit and capital markets to obtain financing on terms it deems acceptable, if at all, and to otherwise satisfy its capital expenditure requirements;

•	the extent to which EOG is successful in its completion of planned asset dispositions;

•	the extent and effect of any hedging activities engaged in by EOG;

•
the timing and extent of changes in foreign currency exchange rates, interest rates, inflation rates, global and domestic financial market conditions and global and domestic general economic conditions;

•	political conditions and developments around the world (such as political instability and armed conflict), including in the areas in which EOG operates;

•	the use of competing energy sources and the development of alternative energy sources;

•	the extent to which EOG incurs uninsured losses and liabilities or losses and liabilities in excess of its insurance coverage;

•	acts of war and terrorism and responses to these acts;

•	physical, electronic and cyber security breaches; and

•
the other factors described under ITEM 1A, Risk Factors, on pages 13 through 22 of EOG's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and any updates to those factors set forth in EOG's subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

In light of these risks, uncertainties and assumptions, the events anticipated by EOG's forward-looking statements may not occur, and, if any of such events do, we may not have anticipated the timing of their occurrence or the duration and extent of their impact on our actual results. Accordingly, you should not place any undue reliance on any of EOG's forward-looking statements. EOG's forward-looking statements speak only as of the date made, and EOG undertakes no obligation, other than as required by applicable law, to update or revise its forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOG RESOURCES, INC. (Registrant)

Date: October 6, 2017	By:	/s/ TIMOTHY K. DRIGGERS Timothy K. Driggers Executive Vice President and Chief Financial Officer (Principal Financial Officer and Duly Authorized Officer)